Exhibit 10.2
YOUBET.COM, INC. EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT
Participant
Date of Grant
Number of Shares Purchasable
Exercise Price
Expiration Date
          This Stock Option Agreement (“Agreement”) is made and entered into as of the Date of Grant indicated above by and between Youbet.com, Inc., a Delaware corporation (the “Company”), and the Participant named above.
          WHEREAS, Participant is a director, officer, employee, consultant or advisor of, or other individual providing personal services to, the Company and/or an Affiliate of the Company;
          WHEREAS, pursuant to the Youbet.com, Inc. Equity Incentive Plan (the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board of Directors”) has approved the grant to Participant of an option to purchase shares of the common stock of the Company (the “Common Stock”), on the terms and conditions set forth herein; and
          WHEREAS, capitalized terms used, but not otherwise defined, herein shall have the same meaning assigned to such term in the Plan.
          NOW, THEREFORE, based on the foregoing recitals and in consideration of the covenants set forth herein, the parties hereto hereby agree as follows:
               1. Grant of Option; Certain Terms and Conditions. The Company hereby grants to Participant, and Participant hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated above (the “Option Shares”) at the Exercise Price per share indicated above, which option shall expire at 5:00 o’clock p.m., California time, on the Expiration Date indicated above and shall be subject to all of the terms and conditions set forth in this Agreement and the Plan (the “Option”). This Option is intended to qualify, to the maximum extent possible, as an “incentive stock option” under the Section 422 of the Internal Revenue Code.

               2. Vesting. The Option granted hereunder shall vest in four installments as follows:

Vesting Date	Cumulative Percentage of Option Vested
25%
50%
75%
100%
In the event that Participant ceases to hold any position as a director, officer, employee, consultant or advisor of, or other individual providing personal services to, the Company or an Affiliate of the Company (a “Termination”), then:
               (i) regardless of the reason for such Termination, all vesting of the Option shall cease as of the date of such Termination;
               (ii) if the Termination is initiated by the Company without Cause or if the Termination is initiated voluntarily by the Participant (including as a result of Participant’s disability), then the vested portion of the Option shall lapse and be of no further force or effect whatsoever if (and to the extent) not exercised by 5:00 o’clock p.m., California time, on the ninetieth (90th) day after the date of such Termination (but not later than the Expiration Date);
               (iii) if the Termination is the result of Participant’s death, then the vested portion of the Option shall lapse and be of no further force or effect whatsoever if (and to the extent) not exercised by 5:00 o’clock p.m., California time, on the first anniversary of the date of such Termination (but not later than the Expiration Date); and
               (iv) if the Termination is initiated by the Company for Cause, then any vested and unvested portions of the Option shall be deemed forfeited, and the Option shall cease to be exercisable immediately and shall be of no further force or effect whatsoever.
               3. Exercise. The Option shall be exercisable during Participant’s lifetime only by Participant or by his or her guardian or legal representative, and after Participant’s death only by the person or entity entitled to do so under Participant’s last will and testament or applicable intestate law. The Option may be exercised only by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased and shall be accompanied by payment in full (in accordance with Section 5.1(c) of the Plan) of the aggregate Exercise Price for such Option Shares.

               4. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income or payroll tax, then, in accordance with Section 8.6 of the Plan, Participant shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check payable to the Company.
               5. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or when actually received after mailing by certified or registered mail, postage prepaid, return receipt requested: (a) to the Company, at 5901 DeSoto Avenue, Woodland Hills, California 91367, Attention: Chief Financial Officer, (b) to Participant, at the address set forth beneath his or her signature on the signature page hereto, or (c) to either party, at such other address as the party may designate by written notice in the foregoing manner.
               6. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed, or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.
               7. Plan. The Option is granted pursuant to the Plan and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time, subject to Section 13.2 of the Plan. Any rules and regulations the Committee may adopt for the purpose of administering the Plan, as well as any interpretation or construction by the Committee of the Plan or this Agreement, shall be final and binding upon Participant and his or her heirs and assigns.
               8. Stockholder Rights. In accordance with Article 12 of the Plan, no person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any shares of Common Stock represented by the Option until the Option shall have been duly exercised to purchase such Option Shares (in accordance with the provisions of this Agreement) and the Company shall have delivered to Participant stock certificates or other evidence of ownership.

               9. Employment Rights. In accordance with Article 12 of the Plan, no provision of this Agreement or of the Option granted hereunder shall (a) confer upon Participant any right to continue in the service of the Company or any Affiliate, (b) affect the right of the Company and each Affiliate to terminate Participant’s service, with or without cause, or (c) confer upon Participant any right to participate in any employee benefit plan or program of the Company or any Affiliate (other than the Plan). Participant hereby acknowledges and agrees that the Company and any Affiliate may terminate Participant’s service at any time and for any reason, or for no reason, unless Participant and the Company or such Affiliate are parties to a written employment or other written agreement that expressly provides otherwise.
               10. The Company’s Rights. Subject to Article 10 of the Plan, nothing contained in this Agreement shall be construed to prevent the Board of Directors from taking any corporate action that is deemed by the Board of Directors to be appropriate or in the Company’s best interests, whether or not such action would have an adverse effect on the Option. In particular, the existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
               11. Restriction on Transfer. Except as set forth in Section 8.7 of the Plan, the Option may not be sold, assigned, transferred, made subject to gift, mortgaged, pledged, encumbered or otherwise disposed of by the Participant, other than a transfer by will or by the laws of descent and distribution.
               12. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern. The Participant acknowledges having received a copy of the Plan.
               13. Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified or waived, except as provided in the Plan or in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes

               14. Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice of law rules or conflict of law principles thereof.
          IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement effective as of the Date of Grant.

Youbet.com, Inc.

By:

Name:	Charles F. Champion
Title:	President & Chief Executive Officer

Participant

Signature:

Name: